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                                                                      EXHIBIT 21


List of Subsidiaries

DMX, LLC
a Delaware Corporation

       TEMPO Sound, Inc.,
       an Oklahoma Corporation

       450714 B.C.,
       a British Colombia, Canada Corporation

       DMX-Eurpoe N.V.,
       a Netherlands Corporation

Paradigm Music Entertainment Company
a Delaware Corporation

       SonicNet, Inc.,
       a Delaware Corporation

The Box Worldwide, Inc.
a Florida Corporation

       The Box Worldwide -- USA, Inc., a Delaware Corporation

       VJN LPTV CORP., a Delaware Corporation

       The Box Worldwide -- Europe, B.V., a Netherlands Corporation

       The Box Worldwide -- Latin America, Inc., a British Virgin Islands Corporation

       VJN Management Services, Inc., a British Virgin Islands Corporation

       Video Jukebox Network Europe, Ltd., a United Kingdom Corporation

       The Box Holland, B.V., a Netherlands Corporation

       The Box Argentina, Sri., an Argentina Corporation

       The Box Italy, Srl., an Italy Corporation

       The Box Music Network S.L., a Spain Corporation